UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - April 10, 2020

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 South Tryon Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The New York Stock Exchange
1.300% Senior Notes due 2023	HON 23A	The New York Stock Exchange
0.000% Senior Notes due 2024	HON 24A	The New York Stock Exchange
2.250% Senior Notes due 2028	HON 28A	The New York Stock Exchange
0.750% Senior Notes due 2032	HON 32A	The New York Stock Exchange

* The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2020, Honeywell International Inc. (“Honeywell”) entered into a 364-Day Credit Agreement (the “364-Day Credit Agreement”) with the banks, financial institutions and other institutional lenders party thereto, Citibank, N.A. (“Citibank”), as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.

The 364-Day Credit Agreement provides for revolving credit commitments in an aggregate principal amount of $1.5 billion and is maintained for general corporate purposes. Amounts borrowed under the 364-Day Credit Agreement are required to be repaid no later than April 9, 2021, unless the 364-Day Credit Agreement is terminated earlier pursuant to its terms or the advances are converted to a term loan that would be required to be repaid on April 9, 2022. The 364-Day Credit Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The failure of Honeywell to comply with customary conditions or the occurrence of customary events of default contained in the 364-Day Credit Agreement would prevent any further borrowings and would generally require the repayment of any outstanding borrowings under the 364-Day Credit Agreement. Such events of default include, among other things, (a) non-payment of 364-Day Credit Agreement debt, interest or fees; (b) non-compliance with the terms of the 364-Day Credit Agreement covenants; (c) cross-default with other material debt in certain circumstances; (d) bankruptcy or insolvency; and (e) defaults on certain obligations under the Employee Retirement Income Security Act, of 1974. Additionally, each of the lenders has the right to terminate its commitment to lend additional funds under the 364-Day Credit Agreement if any person or group acquires beneficial ownership of 30 percent or more of Honeywell’s voting stock, or, during any twelve-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the board of directors, except to the extent individuals who at the beginning of such twelve-month period were replaced by individuals (x) whose election or nomination to the board of directors was approved by a majority of remaining members of the board of directors at the time of such election or nomination, or (y) who were nominated by a majority of the remaining members of the board of directors at the time of such election or nomination and subsequently elected as directors by shareowners of Honeywell.

At Honeywell’s option, advances under the 364-Day Credit Agreement would be (1) a “Base Rate Advance” denominated in U.S. Dollars and would bear interest at the Base Rate (as defined below) plus the Applicable Margin (as described below), or (2) an “Eurocurrency Rate Advance” denominated in U.S. Dollars or in Euros and would bear interest at the Eurocurrency Rate (defined as reserve-adjusted LIBOR, subject to a floor of zero), plus the Applicable Margin. The Base Rate is the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) 0.5% above the federal funds rate (subject to a floor of zero), and (c) LIBOR for a one-month period (subject to a floor of zero) plus 1.00%. The Applicable Margin for Eurocurrency Rate Advances is based upon a grid determined by reference to Honeywell’s non-credit enhanced long-term senior unsecured debt rating (the “Public Debt Rating”), in an amount equal to 0.750% per annum if Honeywell’s Public Debt Rating is at a level of at least A+ by Standard & Poor’s, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”), or A1 by Moody’s Investors Service, Inc. (“Moody’s”) (“Level 1”), with (i) a step-up to 0.875% per annum if Honeywell’s Public Debt Rating level is lower than Level 1 but at least A by Standard & Poor’s or A2 by Moody’s (“Level 2”), and (ii) a further step-up to 1.000% per annum if Honeywell’s Public Debt Rating level falls below Level 2. The Applicable Margin for Base Rate Advances is 0.000%.

Honeywell has agreed to pay a commitment fee on the aggregate amount of each lender’s unused commitment for the 364-Day Credit Agreement, based upon a grid determined by reference to Honeywell’s Public Debt Rating, in an amount equal to 0.030% per annum if Honeywell’s Public Debt Rating is at a level of at least A+ by Standard & Poor’s, or A1 by Moody’s (“Fee Level 1”), with a step-up to 0.040% per annum if Honeywell’s Public Debt Rating level is lower than Fee Level 1 but at least A by Standard & Poor’s or A2 by Moody’s (“Fee Level 2”), and a further step-up to 0.060% per annum if Honeywell’s Public Debt Rating level falls below Fee Level 2. The 364-Day Credit Agreement is not subject to termination based upon a decrease in Honeywell’s debt ratings or as a result of a Material Adverse Change (as defined in the 364-Day Credit Agreement).

The foregoing description of the 364-Day Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the 364-Day Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1

364-Day Credit Agreement, dated as of April 10, 2020, among Honeywell International Inc., the banks, financial institutions, and other institutional lenders parties thereto, Citibank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2020	Honeywell International Inc.

	By:	/s/ Anne T. Madden
Anne T. Madden
Senior Vice President and General Counsel